EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



        We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-119085 for American River Bankshares of our report dated February 4, 2004 relating to the consolidated financial statements of American River Bankshares as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 and of our report dated January 16, 2004 relating to the financial statements of Bank of Amador as of December 31, 2003 and 2002 and for each of the years in the three-year period ended December 31, 2003 appearing in the Joint Proxy Statement-Prospectus, which is part of this Registration Statement.

        We further consent to the reference to our firm under the heading "Experts" and "The Merger - Federal Income Tax Consequences" in this Registration Statement and to the filing of the form of our tax opinion as
Exhibit 8.1 to the Registration Statement.



/s/ PERRY-SMITH LLP


Sacramento, California
October 12, 2004